EXHIBIT 32

CERTIFICATION

Each of the undersigned officers of NeuroMetrix, Inc. (the “Company”) hereby certifies to his knowledge that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2006	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
Chief Executive Officer and President

/s/ W. Bradford Smith
W. Bradford Smith
Chief Financial Officer

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.